LEASE

                                                (Partly illegible Notary Stamp)



         In Santiago de Chile, on June 1, 1993, by and between Ms. MANUELA FRIDMAN YUJIM, widow of TURTELTAUB, Chilean, with independent means, domiciled at No. 2015 Austria Street, Apartment 12, of the Municipality of Providencia, with National I.D. No. 527,549- 0, hereinafter called the "LESSEE" and Mr. MAX RUTMAN, Chilean, business agent, domiciled at 159 General Ekdhal Street, of the Municipality of Recoleta, with National I.D. No. 4,335,394- 2, in representation of the Company "TEPUAL S.A." hereinafter called the "LESSOR", the following lease has been contracted:

FIRST: Mrs. Fridman widow of Turteltaub gives in lease to the Company Tepual
S.A.:

a) A storehouse of approximately 250 square meters, indicated with number 10, and

b) A storehouse of approximately 440 square meters, located in the west-central part, indicated with Number 10-A.

Both storehouses are contiguous and are part of the property of No. 2598 Fermin Vivaceta street of the Municipality of Independencia.

The renting company accepts the two separate storehouses, as those which are in its material possession and entire satisfaction, and which are to be used for a Food Analysis Laboratory.

SECOND: This lease is agreed upon for a period of one year and one month, which shall begin on June 1 of 1993 and therefore shall expire on June 30 1994, which period shall be understood as renewed for equal and successive periods of one year and one month, except should either of the parties state, with 60 days of advance notice of the respective expiration date, his/her desire not to extend the period, which notice shall be given through certified lettler addressed to the other party at the domicile indicated in the appearance given in this contract.

THIRD: The monthly rental of the individualized sites described in the first clause must be paid within the first 5 days of each month, in the equivalent in national legal tender, of forty-five and fifty-four UF, at the exchange rate which said Unit may have on the day of the payment. If in the future the Development Unit (UF) should disappear, the contracting parties shall agree to an index or system of readjustment, and should they not be able to agree, the determination shall made by an arbitor who shall be named herein.

The lessee company must make the payment of the rent at the the domicile of the lessor or through deposit in the bank he shall indicate.

Failure to pay the rent agreed upon within the first five days of each month shall give the lessor the right to terminate this contract and demand return of the storehouses.


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FOURTH: The lessee company undertakes to pay, within the first five days of each month, for the water and electricity used in the storehouses for the past month.

Attestation is given that in the storehouse indicated in letter a) of the first clause, there is a 380- volt electrical meter, Danubia brand No. 9266469, that is the property of the lessor, and a second 3800-volt meter in storehouse 10A, Mitsubishi brand, No. 8383737, also the property of the lessor. Both meters will indicate the monthly use of power which, as stated, must be paid by the renting company.

Should the consumption of power and water not be paid within the first five days of each month, the lessor has the right to cut off said supplies and cancel the contract and request restitution of the storehouses.

FIFTH: The lessee is prohibited from sub-leasing, assigning, transferring this contract to any title; to use nails or make holes in the walls; to make changes to the rented property; to cause disturbance to the neighbors; to bring in explosive, inflammable or odoriferous materials, or to use the property for any purpose other than that agreed upon in clause number two of this contract.

It is prohibited to keep any kinds of animals in the rented storehouse, with the only exception, since the purpose of the lessee company is the operation of a Food Analysis Laboratory, that the lessor is expressly authorized to have birds or other species animals, up to a maximum age of one month, and this only for purposes of research.

SIXTH: The lessee company undertakes to keep in perfect operating order the faucets of plumbing fixtures, by-pass and other valves, as well as the complete electrical installation, making repairs or changes for his own account, taking care of the rented storehouses in perfect conditions of housekeeping and maintenance and in general, making opportunely at his own cost, all the repairs for the upkeep and proper functioning of the rented property.

SEVENTH: The lessor has no obligation whatsoever to make improvements of any kind in the storehouses, it having been agreed that those which the lessee may make shall be for the benefit of the rented property as of the time they are made, without the owner having to pay any amount whatsoever for these, whatever be their nature, character or quantity.

EIGHTH: The lessee company undertakes to return the rented storehouses when this contract terminates, which delivery must be made through the total vacating of said storehouses, placing them at the disposition of the lessor and delivering the keys to the lessor. The lessee must also show the receipts for payment up to the last day of rental occupancy, of ordinary expenses or special services; likewise he must repair all holes in the floor caused by anchoring the machinery, should such exist.

NINTH: The lessee company undertakes, within the course of this month of June, to contract for fire insurance that must also cover acts of terrorism, labor problems, etc., naming the lessor as the beneficiary for one hundred percent (100%) of the value of the rented storehouses, which

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insurance to be renewable every year with the corresponding readjustments. The amount insured shall be indicated by the the respective Insurance Company or the arbitrating arbitor to be named.

The lessee company shall be responsible for the damages which may arise from the failure to take out the insurance policy to which this stipulation refers; and this without prejudice to the fact that such non-performance shall authorize the lessor to request the termination of the present contract and the return of the storehouses.

TENTH: The lessor shall not answer in any way whatsoever for robberies which may occur in the rented storehouses, or for damages which may be produced by fires, floods, filtrations, breakage of sewer lines, earthquakes, effects of humidity, heat, etc.

ELEVENTH It shall be the responsibility of the lessee to carry out orders or dispositions which at any time the authorities may issue, whether in reference to municipal licenses, sanitary hygienic and reglamentary conditions of the storehouses, regarding the use which the lessee gives them.

TWELFTH: The lessee party undertakes to give the permissions necessary so that lessor or whoever represents said lessor be able to visit the storehouses in case they wish to see or rent them, as well as to allow entry to take the readings of electric consumption and make periodical check-ups of the electrical system in general.

THIRTEENTH With the aim of guaranteeing the upkeep of the property and its return in the same condition in which it is received, the return and upkeep of the furnishings and artefacts which are indicated in the inventory, the payment of damages and deterioration which may be caused in the leased property, its services and installations and, in general, in order to answer for the faithful performance of the stipulations of the contract, the lessee company delivers in this act to the lessor the sum of forty-five comma fifty four FUs which the lessor undertakes to return readjusted to the value of one month of rental in effect upon termination of the contract, within the thirty days following the restitution of the property, the lessor party naturally being authorized to subtract from the amount mentioned the effective value of the deterioration and damages for payment by the lessee party, as well as the value of the accounts pending for common expenses and/or special services, etc.

FOURTEENTH: The lessee company cannot in any case impute the guarantee to payment of the unpaid rentals nor to the rental of the last month in which he remains on the property.

FIFTEENTH: Any difficulty that may be produced between the parties in relation to the application, interpretation, resolution, validity or nullity of this contract, or in relation to the liquidation of the guarantee of the rental and/or damages caused by the lessee company shall be resolved by an arbitor arbitrators without further recourse, leaving it established that all the notifications which may be produced in the arbitration shall be given by means of a letter addressed to the domicile appearancing already stated in the present contract, without prejudice to the fact that the first notification must be made personally or through official notice if the Arbitor so resolves. As arbitor arbitratos they name Attorney Mr. Enrique Ortuzar Escobar and in his

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defect, Mr. Oscar Valenzuela Fuenzalida, the lessor party attesting that he knows Mr. Ortuzar is legal Counsel of Mrs. Fridman Yujim and that said party accepts him as arbitor arbitrator as deserving of absolute confidence.

SIXTEENTH: Present at this act was Mr. MAX RUTMAN SOUBOTNIK, National I.D. No. 4,335,394-2, domiciled at 2581 Augustin del Castillo Street of the municipality of Las Condes, who explained that: in his personal capacity he constitutes himself as bondsman and co-debtor jointly for the lessee party of this contract, accepting of course the time periods, extensions and modifications of the contract that may be introduced herein by the parties, especially the variations in the rental of the lease, also accepting the arbitral jurisdiction in the terms indicated in number fifteenth of this contract.

Mr. Max Rutman Soubotnik is also constituted as joint bondsman and co-debtor for any damages which may arise from the lack of contracting of insurance to which clause 9A makes reference.

SEVENTEENTH: It is attested that the representation of Mr. Max Rutman Soubotnik appears in the public document dated September 8, 1989 given before Mr. Ivan Torrealba Acevedo, Notary Public of the 33rd Notary of Santiago.

EIGHTEENTH: For all legal effects derived from the resent contracts, the parties set their domicile in this city.

         (signed) M. Rutman                            (signature illegible)
for      TEPUAL S.A.                                   MANUELA FRIDMAN YUJIM
         Max Rutman Soubotnik                          Lessor
         Tax # 4,335,394-2                             Tax # 527,549-0

                                    (signed) Max Rutman
                                    Max Rutman Soubotnik
                                    Surety
                                    Tax # 4,335,394-2

                      I authorize the preceding signature.

                                  Nov. 18, 1993
             (signed and sealed) Roberto Mosquera Gallegos, Notary.


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                              MODIFICATION OF LEASE

         On June 1, 1993, Mrs. Manuela Fridman Yujim and the Company "TEPUAL, S.A.," represented by Mr. Max Rutman Soubotnik, Tax No. 4,335,394-2, entered into a lease for the following storehouses: No. 10 of approximately 180 sq. meters and No. 10-A of approximately 440 sq. maters, both forming part of the property located at 2598 Fermin Vivaceta Street, Municipality of Independencia.

         On November 7, 1995, the parties have agreed to modify Clause No. 3 of the mentioned contract referring to the rental, to the effect that as of November 1, 1995 the monthly value of the rental shall be as follows:

         Storehouse No. 10 = UF 18,22 and storehouse No. 10-A = UF 34,16

         On the same date clause No. 13 is also modified regarding the guarantee of rental, which stands at a total for the two storerooms at UF 52,38 (fifty two, comma thirty eight).

         All the other clauses of the original contract, signed before Public Notary Roberto Mosquero Gallegos on June 1, 1993, and its modification dated May 10, 1995 before the same notary, remain without change.

         In Santiago de Chile on the thirteenth day of November of nineteen hundred ninety-five.

(signed) MAX RUTMAN                            (signature illegible)
         Pp.   Tepual S.A.                      Manuela Fridman Yujim
         Tax No. 4,335,394-2                    Tax No. 527-549-0

                                    I authorize the above signatures.
                                    (Stamped Notary Seal of Robert
                                    Mosquera Gallegos, Notary Public
                                    Santiago

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